Exhibit 99.1

Gray Television Announces Proposed Offering of its

Common Stock

ATLANTA, March 23, 2015 /PRNewswire/ — Gray Television, Inc. (“Gray,” “we,” “us,” “our” or the “Company”) (NYSE: GTN and GTN.A) announced today that it has commenced an underwritten public offering, subject to market and other conditions, of 12 million shares of its Common Stock pursuant to an effective shelf registration statement. In addition, Gray expects to grant the underwriters an option for a period of 30 days to purchase up to an additional 1.8 million shares of Common Stock.

We expect to place the net proceeds from this offering, including any net proceeds from the underwriters’ exercise of the option to purchase additional shares, in our corporate treasury for general corporate purposes, and such proceeds may be used from time to time for, among other things, repayment of outstanding debt, capital expenditures, the financing of possible future business expansions and acquisitions, increasing our working capital and the financing of ongoing operating expenses and overhead.

Wells Fargo Securities is serving as the book-running manager for the offering.

A shelf registration statement relating to the securities being offered has been filed with the Securities and Exchange Commission (the “SEC”) and has become effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities described herein, nor shall there be any sale of the securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such jurisdiction. The offering is being made only by means of a prospectus and the related prospectus supplement. A preliminary prospectus supplement and accompanying prospectus relating to the offering have been filed with the SEC and are available free of charge on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and the accompanying prospectus relating to these securities may also be obtained from Wells Fargo Securities, Attention: Equity Syndicate Department, 375 Park Avenue, New York, New York 10152, by telephone at 1-800-326-5897, or by e-mail at cmclientsupport@wellsfargo.com.

The Company

Gray Television, Inc. (NYSE: GTN and GTN.A) is a television broadcast company headquartered in Atlanta, Georgia, that owns and operates television stations and leading digital assets in markets throughout the United States. We currently own and operate television stations in 44 television markets broadcasting 140 program streams including 76 affiliates of the Big Four networks (ABC, CBS, NBC and FOX). Our owned and operated stations include 26 channels affiliated with the CBS Network, 24 channels affiliated with the NBC Network, 16 channels affiliated with the ABC Network and 10 channels affiliated with the FOX Network. We own and operate the number-one ranked television station in 31 of those 44 markets and the number-one or number-two ranked television station operations in 41 of those 44 markets. We reach approximately 8.0 percent of total United States television households.

Cautionary Statements for Purposes of the “Safe Harbor” Provisions of the Private Securities Litigation Reform Act

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and the federal securities laws. These “forward-looking statements” are statements other than statements of historical fact, and may include, among other things, statements regarding our current expectations and beliefs as to the ability to complete the offering, uses of proceeds thereof, other future events, and other risks detailed in the preliminary prospectus supplement related to the offering and the shelf registration statement. Actual results are subject to a number of risks and uncertainties and may differ materially from the current expectations and beliefs discussed in this press release. All information set forth in this release is as of March 23, 2015. We do not intend, and undertake no duty, to update this information to reflect future events or circumstances. Information about certain potential factors that could affect our business and financial results and cause actual results to differ materially from those expressed or implied in any forward-looking statements are included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2014 which is on file with the SEC and available at the SEC’s website at www.sec.gov.

Contact:   Gray Television, Inc.

Jim Ryan, Senior Vice President and Chief Financial Officer, (404) 504-9828, Kevin P. Latek, Senior Vice President, Business Affairs, (404) 266-8333